EXHIBIT 10.02

SERIES B PREFERRED STOCK REPURCHASE AGREEMENT

This Settlement Agreement (this “Agreement”) is made and entered into as of June 4, 2007 (the “Effective Date”) by and between Insignia Solutions plc, a public limited company incorporated under the laws of England and Wales (the “Company”), Insignia Solutions Inc., a company incorporated under the laws of Delaware (the “Issuer”) and those persons and entities listed on Exhibit A hereto (the “Investors”). The Company, the Issuer and the Investors are collectively referred to as “Parties”.

WHEREAS, each Investor purchased shares of the Issuer’s Series B Preferred Stock, stated value of $100 per share (the “Series B Stock”) pursuant to that certain Securities Subscription Agreement between the Company, the Issuer, the Investors and certain other investors dated December 29, 2005, as amended (the “Subscription Agreement”), and in connection therewith entered into that certain Registration Rights Agreement between the Company, the Investors and certain other investors dated December 29, 2005, as amended (the “Rights Agreement”) and a certain Warrant to purchase American depositary shares of the Company issued by the Company to each Investor on or about December 29, 2005, as amended (each such warrant, a “Warrant”);

WHEREAS, the Issuer wishes to repurchase certain shares of Series B Stock held by the Investors, and the Investors concurrently desire to have the Issuer repurchase such shares of Series B Stock;

NOW, THEREFORE, in consideration of the above premises and for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Parties hereto agree as follows:

1. Repurchase of Series B Stock. Each Investor hereby severally agrees to sell to the Company, and the Issuer hereby agrees to repurchase, the number of shares of Series B Stock set forth besides each respective Investor’s name in the column entitled “Shares of Series B Preferred Stock Repurchased” on Exhibit A hereto (the “Repurchased Shares”) at a price of US$128.00 per share (the “Repurchase Price”, payable by wire transfer of funds to the IOLA account of Grushko & Mittman P.C. Such repurchase shall be effective, with respect to each Investor, immediately upon receipt of such funds in such account (the “Effective Time”), and from and after such time, the Repurchased Shares shall no longer be outstanding. Each Investor agrees that payment of the Repurchase Price shall be deemed to satisfy in full any and all rights that the Invesor may have to accrued dividends with respect to the Repurchased Shares and to liquidated damages pursuant to Section 2(e) of the Rights Agreement (as amended). Each Investor agrees that promptly after the Effective Time, it will return the certificates evidencing the Repurchased Shares to the Issuer by federal express or other overnight courier to:

Insignia Solutions, Inc.
51 East Campbell Avenue, Suite 130
Campbell, California 95008
Attention: George Monk

2. Cancellation of Warrants. The Company and each undersigned Investor acknowledge and agree that, from and after the Effective Time, each Warrant issued to such Investor shall be null and void and of no further force and effect whatsoever. Each Investor agrees that promptly after the Effective Time, it will return the Warrants to the Issuer by federal express or other overnight courier to the address set forth in Section 1.

3. No Rights to Series B Stock or Warrants. Each Investor hereby acknowledges and agrees that from and after the Effective Time, such Investor will have no further rights with respect to his/her/its respective Repurchased Shares and Warrant

4. General Release of Claims. For and in consideration of the repurchase by the Issuer of the Repurchased Shares, each Investor hereby waives, releases, and forever discharges the Company and the Issuer and each of their respective past and present employees, officers, shareholders, directors, owners, agents, attorneys, predecessors and successors (in each case in their capacity as such), , and the Company and the Issuer hereby waive, release and forever discharge each of the Investors and each of their respective past and present employees, officers, shareholders, directors, owners, agents, attorneys, predecessors and successors (in each case in their capacity as such), from any and all claims, charges, complaints, rights, demands, actions, or causes of action, whether based in contract or tort, which such Investor, the Company or the Issuer has, may have or claims to have had against any of them, whether known or unknown, including, without limitation, any rights to any liquidated damages, accrued dividends or other amounts pursuant to the Subscription Agreement, the Rights Agreement or the Warrants, from the beginning of time to the present. Each Investor, the Company and the Issuer further agree not to initiate any action, including any legal, administrative, or other proceeding to assert any such claims; provided, however, that nothing in this Section shall waive or release any rights any Party hereto may have to seek enforcement of, or make a claim for breach of, the covenants, representations, promises and provisions of this Agreement.

5. California Civil Code Section 1542 Waiver. Each Investor, the Issuer and the Company hereby acknowledge that it is familiar with the provisions of Section 1542 of the Civil Code of the State of California, which provides that:

A GENERAL RELEASE DOES NOT EXTEND TO THE CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Each Investor, the Company and the Issuer hereby expressly, knowingly, and intentionally waives and relinquishes any and all rights that it has against the other party under Section 1542, and hereby assumes full responsibility for any injuries, damages or losses that it may incur as a result of the execution of this Agreement, the Subscription Agreement and the transactions provided for therein.

7. No Assignment of Released Claims. Each Investor represents and warrants that it has not assigned or conveyed any claims, which it has or purports to have against the Releasees to any other person.

8. Confidentiality. The Investors each agree not to reveal the terms of the Agreement, nor the consideration for settlement set forth in the Agreement, to any person, other than counsel, except for tax purposes or to fulfill corporate financial reporting obligations, without the prior written consent of the Issuer or the Company. Any breach of this confidentiality provision shall be deemed a material breach of this Agreement.

9. Binding Agreement. The Parties agree that this Agreement shall be binding on the Parties and their predecessors, successors, parent companies, subsidiaries, affiliates, employees, officers, shareholders, directors, benefit plans (and fiduciaries thereof), and agents.

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10. Final Agreement and Modification. This Agreement and all exhibits hereto contain all of the terms, provisions, and understandings between and the Parties in connection with the subject matter hereof, and are meant to be a full and final agreement between them as to said subject matter. No modification of this Agreement shall be effective except if in writing and signed by all Parties.

11. Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of California, without regard to conflict of laws.

12. Litigation Expense. If any Party to this Agreement shall bring an action against the other Party hereto by reason of the breach of any covenant, warranty, representation, obligation or condition imposed by this Agreement, or otherwise relating to or arising out of this Agreement, whether for declaratory or other relief, the prevailing party in said action shall be entitled to said party’s costs of suit and reasonable attorneys’ fees.

13.  Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all such counterparts collectively shall constitute but one and the same Agreement. This Agreement may be executed by facsimile, and a facsimile signature shall have the same force and effect as an original signature on this document.

14.  Severability. In the event that any provision of this Agreement, or the application of any such provision, is held by a tribunal of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement will remain in full force and effect, and this Agreement will be interpreted as if said invalid provision was omitted.

15.  Authority of Signatory. The Parties each represent and warrant that each Party’s signatory has full authority to enter into this Agreement and to bind his respective entity

16. Effectiveness. The Issuer agrees to make payment to the Investors party hereto as provided in Section 1 hereof not later than five business days following execution and delivery of this Agreement by such Investors.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties hereto have executed this Settlement Agreement as of the Effective Date.

COMPANY:

INSIGNIA SOLUTIONS PLC

By: /s/ George Monk

Name: George Monk

Title: CFO

ISSUER:

INSIGNIA SOLUTIONS, INC.

By: /s/ George Monk

Name: George Monk

Title: CFO

IN WITNESS WHEREOF, the Parties hereto have executed this Settlement Agreement as of the Effective Date.

INVESTOR:

ALPHA CAPITAL AG.

By: /s/ Konrad Ackerman

Name: Konrad Ackerman

Title: Director

IN WITNESS WHEREOF, the Parties hereto have executed this Settlement Agreement as of the Effective Date.

INVESTOR:

ELLIS INTERNATIONAL LLC

By: /s/ Wilhelm Ungar

Name: Wilhelm Ungar

Title: Officer

IN WITNESS WHEREOF, the Parties hereto have executed this Settlement Agreement as of the Effective Date.

INVESTOR:

DKR SOUNDSHORE OASIS HOLDING
FUND LTD.

By:  DKR Oasis Management Company LP,
its investment manager

By: /s/ Barbara Burger

Name: Barbara Burger

Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have executed this Settlement Agreement as of the Effective Date.

INVESTOR:

PLATINUM LONG TERM GROWTH I, L.L.C.

By: /s/ Mark Nordlicht

Name: Mark Nordlicht

Title: General Manager

IN WITNESS WHEREOF, the Parties hereto have executed this Settlement Agreement as of the Effective Date.

INVESTOR:

WHALEHAVEN CAPITAL FUND LIMITED

By: /s/ Claire Burnard

Name: Claire Burnard

Title: Secretary

IN WITNESS WHEREOF, the Parties hereto have executed this Settlement Agreement as of the Effective Date.

INVESTOR:

MONARCH CAPITAL FUND LTD.

By: /s/ Illegible

Name: Navigator Management Ltd.

Title: Director

IN WITNESS WHEREOF, the Parties hereto have executed this Settlement Agreement as of the Effective Date.

INVESTOR:

CMS CAPITAL

By: /s/ Howard Weiss

Name: Howard Weiss

Title: Director

IN WITNESS WHEREOF, the Parties hereto have executed this Settlement Agreement as of the Effective Date.

INVESTOR:

/s/ Elli Schulman
Elli Schulman

EXHIBIT A

Investors

Investor	Shares of Series B Preferred Stock Originally Purchased	Shares of Series B Preferred Stock Held as of Effective Date	Shares of Series B Preferred Stock Repurchased	Warrant Shares to be Cancelled
Alpha Capital ag. Pradfant 7 Furstentums 9490 Vaduz Liechtenstein	5,000	5,000	5,000	2,300,000

Ellis International LLC Calle 53 Urbanizacion Marbella Obarrio Torre Swiss Bank Piso 16 Panama City, Panama (Republic of)	3,500	3,500	3,500	1,610,000

DKR Soundshore Oasis Holding Fund LTD. 1281 East Main Street, 3rd Floor Stamford, CT 06902	3,000	3,000	3,000	1,180,000

Platinum Long Term Growth I, LLC 152 West 57th Street, 54th Floor New York, NY 10019	2,500	2,500	2,500	1,150,000

Whalehaven Capital Fund Limited c/o Consolidated Group of Companies 14 Par-La-Ville Road Par-La-Ville Place, 3rd Floor Hamilton HMJX Bermuda	3,000	3,000	3,000	1,380,000

Monarch Capital Fund Ltd. Harbor House, 2nd Floor Road Town, Tortola British Virgin Islands	1,500	1,500	1,500	690,000

CMS Capital 9612 Van Nuys Blvd., #108 Panorama City, CA 91402	750	750	750	345,000

Elli Schulman 1 Harding Court Passaic, NJ 07055	500	500	500	230,000